Kewaunee Scientific Announces Amendment to Share Repurchase Program

Exchange:    NASDAQ (KEQU)                Contact:    Donald T. Gardner III
                                    704/871-3274

STATESVILLE, N.C. March 12, 2025 – PRNewswire / Kewaunee Scientific Corporation (NASDAQ: KEQU) today announced an amendment to its existing share repurchase program.

On March 12, 2025, the Board of Directors of Kewaunee Scientific Corporation (the "Company") amended its existing share repurchase program initially approved on August 31, 2023, and in effect September 1, 2023. The Board of Directors authorized the repurchase of up to an additional 100,000 shares of the Company's common stock under the existing share repurchase program, as amended (the "Program"), which does not have a specified expiration date. The Program, as of the end of day March 12, 2025 and prior to this amendment, still had 11,176 shares authorized for repurchase which remain authorized for repurchase and are unaffected by this amendment.

The timing and amount of any repurchases under the Program will be determined by the Company's management at its discretion based upon its ongoing assessments of the capital needs of the business, the market price of the Company's common stock and general market conditions. Share repurchases under this program may be made through a variety of methods including open-market purchases, block trades, exchange transactions, or any combination thereof. The Program does not oblige the Company to acquire any amount of its common stock, and the Program may be suspended or discontinued at any time at the Company's discretion.

"Kewaunee's capital allocation strategy includes repurchasing stock under certain conditions and when the Company's management believes it will generate value," said Thomas D. Hull III, President and Chief Executive Officer of Kewaunee. "After repurchasing the maximum amount of shares allowable under the terms of our prior credit agreement with MidCap between October 2, 2023, and April 9, 2024, we paused repurchases to focus our capital allocation on the acquisition of Nu Aire, Inc., which closed on November 1, 2024. We are confident in the strategic direction of the Company and resumed repurchasing shares on February 28, 2025, and will continue to do so as capital availability and market conditions, in our estimation, remain favorable. This amendment to the original repurchase program will give us flexibility to execute this strategy as conditions allow."

About Kewaunee Scientific

Founded in 1906, Kewaunee Scientific Corporation is a recognized global leader in the design, manufacture, and installation of laboratory, healthcare, and technical furniture products. The Company’s products include steel and wood casework, fume hoods, adaptable modular systems, moveable workstations, stand-alone benches, biological safety cabinets, and epoxy resin work surfaces and sinks. The Company’s corporate headquarters are located in Statesville, North Carolina. Sales offices are located in the United States, India, Saudi Arabia, and Singapore. Three manufacturing facilities are located in Statesville serving the domestic and international markets, and one manufacturing facility is located in Bangalore, India serving the local, Asian, and African markets.
CORPORATE OFFICES ● P. O. BOX 1842, STATESVILLE, NORTH CAROLINA 28687-1842 ● 2700 WEST FRONT STREET, STATESVILLE, NORTH CAROLINA 28677-2927
PHONE 704-873-7202 ● FAX 704-873-1275

Kewaunee Scientific's newly acquired subsidiary, Nu Aire, is a leading manufacturer of biological safety cabinets, CO2 incubators, ultralow freezers, and other essential laboratory products that complement the Kewaunee Scientific portfolio. Founded in 1971, Nu Aire's headquarters and manufacturing facilities are located in Plymouth, Minnesota, with additional manufacturing capabilities located in Long Lake, Minnesota. The Company also maintains a warehouse partnership in the Netherlands and OEM partnerships in China.

Learn more at the companies' websites, located at http://www.kewaunee.com and http://www.nuaire.com/.

This press release contains statements that the Company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the Company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions, and other important factors that could significantly impact results or achievements expressed or implied by such forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to: our ability to realize the benefits anticipated as a result of the Nu Aire acquisition; competitive and general economic conditions, including disruptions from government mandates, both domestically and internationally, as well as supplier constraints and other supply disruptions; changes in customer demands; technological changes in our operations or in our industry; dependence on customers’ required delivery schedules; risks related to fluctuations in the Company’s operating results from quarter to quarter; risks related to international operations, including foreign currency fluctuations; changes in the legal and regulatory environment; changes in raw materials and commodity costs; acts of terrorism, war, governmental action, and natural disasters and other Force Majeure events. The cautionary statements made pursuant to the Reform Act herein and elsewhere by us should not be construed as exhaustive. We cannot always predict what factors would cause actual results to differ materially from those indicated by the forward-looking statements. Over time, our actual results, performance, or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and harmful to our stockholders’ interest. Many important factors that could cause such a difference are described under the caption “Risk Factors,” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 30, 2024, which you should review carefully, and in our subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. These reports are available on our investor relations website at www.kewaunee.com and on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.